Exhibit 10.2

Execution Version

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of June 9, 2023, is made by and among Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), and the investors identified on Annex I attached hereto (together with their respective successors and permitted assigns, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Rule 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, upon the terms and conditions stated in this Agreement, the Investors listed on Annex I hereto wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, 5.00% senior secured convertible notes due 2026 (the “Notes”) in the initial aggregate principal amount of $10,000,000; and

WHEREAS, contemporaneously with the issuance and sale of the Notes, the parties hereto will execute and deliver (i) an Indenture for the Notes in the form attached hereto as Exhibit A (the “Indenture”), (ii) one or more notes representing the Notes, and (iii) a Security Agreement, in the form attached hereto as Exhibit B (the “Security Agreement”), pursuant to which the Company and the Guarantors will grant to the Trustee (as defined in the Security Agreement), as collateral agent, for the ratable benefit of the Investors, a security interest in the Company’s and such Guarantor’s assets to secure the obligations under the Notes and the other Note Documents (as defined in the Indenture).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, which represent integral components of the transactions contemplated hereby and shall be fully enforceable by the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors mutually agree as follows. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Indenture.

Article 1

PURCHASE OF THE NOTES

1.1            Issuance of Notes. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below),

Each Investor listed on Annex I shall severally, and not jointly, purchase from the Company, and the Company shall sell and issue to each such Investor, the Notes in the respective amounts set forth opposite each such Investor’s name on Annex I in exchange for a cash payment by each Investor of the respective amounts set forth opposite each such Investor’s name on Annex I (the “Purchase Price”); and

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1.2            Closing. The closing (the “Closing”) of the purchase and sale of the Notes shall take place on the third Business Day following the satisfaction or waiver of all of the conditions to closing set forth in Article 4 or at such other time as the Company and the Majority Investors may mutually agree (the date on which the Closing occurs, the “Closing Date”). On the Closing Date, each Investor listed on Annex I shall deliver the Purchase Price to the Company payable by wire transfer in same day funds to an account specified by the Company in writing in exchange for the aggregate principal amount of Notes listed opposite such Investor’s name on Annex I . At the Closing, the Company shall deliver to the Investors the Notes contemplated by the prior sentence registered in such name or names as the Investors may designate.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors that, subject to exceptions contained in the SEC Reports (as defined below) filed with the U.S. Securities and Exchange Commission (the “Commission”), the statements contained in this Article 2 are true and correct as of the Closing Date except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such other specified date).

2.1            Corporate Power. The Company and each of its Subsidiaries has the corporate or other power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes, the Security Agreement, certain short-form patent, trademark or copyright security agreements and any other agreements contemplated or necessitated hereby to which it is a party (collectively, the “Transaction Documents”). The Company has the corporate power and authority to issue, sell and deliver the Notes and to issue and deliver the shares of Common Stock issuable upon conversion of the Notes (the “Note Shares”).

2.2          Authorization.

(a)            The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Notes by the Company and the reservation of the Note Shares by the Company have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended to date (the “Charter”), or the By-laws of the Company, as amended to date (the “By-laws”), or any provision of any indenture, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets is bound, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries (other than the Liens created by the Notes Documents).

(b)            The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles.

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(c)            Each Transaction Document (other than the Notes) has been duly authorized and, when executed and delivered pursuant to this Agreement, will have been duly executed and delivered and will constitute valid and legally binding obligations of the Company or its Subsidiaries party thereto, enforceable in accordance with their terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles.

(d)            When issued, the Note Shares will be duly authorized, issued, fully paid for and non-assessable, free and clear of all Liens, except transfer restrictions under U.S. federal securities law.

2.3            [Reserved]

2.4            Private Offering; No Integration or General Solicitations.

(a)            In reliance upon the agreements, representations and warranties of the Investors set forth herein, it is not necessary in connection with the offer, sale and delivery of the Notes (or the Note Shares) to the Investors in the manner contemplated by the Notes and this Agreement to register the Notes (or the Note Shares) under the Securities Act.

(b)            Neither the Company nor any of its Subsidiaries has, directly or indirectly, offered, sold or solicited any offer to buy and neither the Company nor any of its Subsidiaries will, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale or exchange of the Notes and require any Notes (or Note Shares) to be registered under the Securities Act. Neither the Company nor any of its Subsidiaries, Affiliates or any person acting on its or any of their behalf (other than the Investors, as to whom the Company and its Subsidiaries makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the Notes (or the Note Shares).

2.5            Capitalization.

(a)            The capitalization of the Company as of the date hereof is as set forth in the SEC Reports. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and are not subject to any preemptive rights, rights of first refusal or similar rights. Except for the changes contemplated by the Stockholder Approval, the description of the Common Stock attached as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) is complete and accurate in all material respects.

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(b)            No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents or such rights have effectively been withdrawn. Except as a result of the purchase, exchange and sale of the Notes and any Old Notes that remain outstanding after the transactions contemplated hereby and the equity awards outstanding pursuant to the Company’s equity incentive plans described in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or other securities or capital stock of any Subsidiary. The issuance, exchange and sale of the Notes will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors). Other than the Old Notes, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all U.S. federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance, exchange and sale of the Notes, other than the Stockholder Approval. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.6            SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the 2022 Form 10-K.

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2.7            Material Changes; Undisclosed Events, Liabilities or Developments. Since December 31, 2022, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect except as set forth in the SEC Reports with respect to the Company’s default under the Old Notes, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans described in the SEC Reports. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Notes, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

2.8            Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that is not described in the 2022 Form 10-K. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or threatened, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.9            Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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2.10            Compliance. Neither the Company nor any Subsidiary: (i) other than the default under the indenture for the Old Notes, is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.11            Environmental Laws. The Company and the Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each of clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

2.12            Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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2.13            Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties and (iii) Liens created by the Collateral Documents (as defined in the Indenture) and other Liens permitted by the Indenture. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.14            Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.15            Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies of the Company’s size and in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.16            Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is currently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers, consultants and directors and other than warrants previously issued to employees, officers, consultants and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including equity award agreements under any equity incentive plan of the Company.

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2.17            Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the 2022 Form 10-K under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its 2022 Form 10-K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

2.18            Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act; (ii) has expressed its opinion with respect to the financial statements included in the Company’s 2022 Form 10-K; and (iii) is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.

2.19            Certain Fees. Except for the fees of Houlihan Lokey Capital, Inc., no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.19 that may be due in connection with the transactions contemplated by the Transaction Documents.

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2.20            Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.21            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as described in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as described in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

2.22            Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or as will be disclosed pursuant to the Current Report on Form 8-K announcing such transactions, the Company confirms that as of the date hereof, neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.

2.23            Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and after giving effect to all transactions to occur on the Closing Date, (A) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (B) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (C) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, after giving effect to the transactions contemplated by the Transaction Documents, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date.

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2.24            Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

2.25            Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.26            Compliance with Applicable Law. The Company and the Subsidiaries: (i) are and at all times have been in material compliance with all statutes, rules and regulations applicable to the properties, business and operations of the Company, including the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or the Subsidiaries (“Applicable Laws”), (ii) have not received any notice of adverse finding, warning letter, or other written correspondence or notice from any federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), which would, individually or in the aggregate, result in a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor the Subsidiaries is in material violation of any term of any such Authorizations; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any federal, state, local or foreign governmental or regulatory authority or third party alleging that any Company product, operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that any federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding against the Company; (v) have not received notice that any federal, state, local or foreign governmental or regulatory authority or third party that (A) it has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations; contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any product of the Company or its Subsidiaries, (B) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any product of the Company or its Subsidiaries, (C) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (D) enjoins production at any facility of the Company or any of its Subsidiaries, (E) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (F) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect; (vi)  have no knowledge that any federal, state, local or foreign governmental or regulatory authority or third party is considering any of the foregoing such actions contemplated by clause (v); and (vii) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a Material Adverse Effect. All such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments contemplated by clause (vii) were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission). The Company has established and administers a compliance program applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines. The preclinical studies and clinical trials conducted by the Company or on behalf of the Company were, and, if still pending are, to the Company’s knowledge, being conducted in all material respects in compliance with Applicable Law and in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical study and clinical trials of new drugs and biologics as applied to comparable products to those being developed by the Company.

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2.27            Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

2.28            Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation, HIPAA, CCPA, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

2.29            Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of applicable laws, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”).

2.30            Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s or any Subsidiary’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

2.31            Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or other proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

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Article 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company that the statements contained in this Article 3 are true and correct with respect to such Investor as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such other specified date).

3.1            Such Investor is an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act, and such Investor is capable of evaluating the merits and risks of its investment in the Notes and has the ability and capacity to protect its interests. Such Investor is not, and has not in the last three months been, an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act.

3.2            Such Investor is purchasing or acquiring by exchange the Notes as principal for its own account, for investment purposes and not with a view to distribution or resale in any manner that would violate the registration requirements of the Securities Act or the rules and regulations promulgated by the Commission thereunder, including Rule 144A; and such Investor acknowledges and agrees that an investment in the Notes is not a liquid investment.

3.3            Such Investor confirms that such Investor has had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by such Investor. In connection therewith, such Investor acknowledges that such Investor has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized Person acting on its behalf.

3.4            Such Investor has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of such Investor enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.5            Such Investor has carefully considered and has discussed with its legal, tax, accounting and financial advisors, to the extent such Investor has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for such Investor’s particular federal, state, provincial, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for such Investor. Such Investor understands that it (and not the Company) shall be responsible for such Investor’s own tax liability that may arise as a result of the investment in the Notes or the transactions contemplated by this Agreement.

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3.6            Such Investor acknowledges that an investment in the Notes is speculative and involves a high degree of risk and that such Investor can bear the economic risk of the acceptance of the Notes, including a total loss of its investment. Such Investor recognizes and understands that no federal, state, provincial or foreign agency has recommended or endorsed the purchase of the Notes. Such Investor acknowledges that it has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of an investment in the Notes and of making an informed investment decision with respect thereto.

3.7            The principal place of business of such Investor is correctly set forth below such Investor’s name on the signature page hereto.

3.8            Each Investor acknowledges and agrees that it and each other Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. Each Investor further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor’s acquisition of the Notes. Each Investor further represents that its decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by such Investor.

Article 4

CONDITIONS RELATING TO THE CLOSING

4.1            Conditions to the Obligations of the Investors at the Closing. The several obligations of each Investor to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction of the following conditions as of the Closing Date, unless any such conditions are waived by the Majority Investors prior to or on the Closing Date:

(a)            Stockholder Approval; Directors. The Company shall have obtained the Stockholder Approval. Each of Marran Ogilvie and Jenny Regan (the “New Directors”) shall have been elected to the Company’s Board of Directors (the “Board”) effective on May 31, 2023.

(b)            Transaction Documents; Other Documents. The Company and each Subsidiary shall have delivered to the Investors an executed counterpart of each of the following Transaction Documents, in each case duly executed by an authorized representative thereof to the extent a party thereto, and otherwise in a form satisfactory to the Investors:

(i)            this Agreement;

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(ii)            the Notes;

(iii)            the Indenture;

(iv)            the Security Agreement;

(v)            the Trademark Security Agreement and the Patent Security Agreement (in each case, as defined in the Security Agreement); and

(vi)            any letter agreement in a form agreed upon by an Investor and the Company.

(c)            Absence of Certain Changes. Except as disclosed in the SEC Reports with respect to the Company’s default under the Old Notes, since December 31, 2022, there shall not have occurred or arisen any event, change, effect, occurrence, circumstance or condition, which either individually or in the aggregate has had or could reasonably be expected to result in a Material Adverse Effect.

(d)            Consents, Permits, and Waivers. The Company and its Subsidiaries shall have obtained any and all approvals, consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(e)            Authorizations. All authorizations, consents, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

(f)            Representations, Warranties and Covenants. The representations and warranties made by the Company and its Subsidiaries in Article 2 hereof and in the other Transaction Documents shall be true and correct on and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all respects as of such earlier date. The Company shall have performed and complied in all respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and no Event of Default shall have occurred or be continuing.

(g)            Secretary’s Certificate. The Company and each of its Subsidiaries shall have delivered to the Investors certificates of the Secretary of the Company and each Subsidiary, as applicable dated as of the Closing Date, certifying on behalf of the Company or such Subsidiary the following:

(i)            Copies of all of the Company’s or such Subsidiary’s resolutions adopted by the Company’s or such Subsidiary’s board of directors or equivalent authority approving and authorizing the transactions contemplated hereby and the other Transaction Documents and, with respect to the Company, the issuance and sale of the Notes;

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(ii)            Attesting as to the incumbency and signature of the officers of the Company or such Subsidiary who have authority to execute this Agreement and the other Transaction Documents; and

(iii)            Certifying as being complete and correct the copies attached to such certificate of (A) the certificate of incorporation, certificate of formation, or similar charter document, certified as of recent date by the Secretary of State of the respective states of organization of the Company or such Subsidiary, as applicable, and (B) the bylaws, operating agreement or similar organizational documents of the Company or such Subsidiary.

(h)            Good Standing Certificates. The Company shall have delivered to the Investors Certificates of Good Standing of the Company and each Subsidiary from the Secretary of State of their respective states of organization, dated as of recent date.

(i)            Other RSA Transactions. The Company shall (i) have entered into the New Securities Purchase Agreement (as defined in the RSA) with the Jack W. Schuler Living Trust and (ii) contemporaneously with the Closing, consummate the transactions contemplated by the exchange agreement between the Company and certain investors to exchange $55,869,000 principal amount of Old Notes for Notes. In addition, all other conditions precedent included in the “Conditions Precedent to Restructuring” section of Exhibit A of the RSA shall have been satisfied, as applicable.

(j)            Opinion of Counsel to the Company. The Investors shall have received an opinion of counsel to the Company in form and substance reasonably satisfactory to the Investors.

(k)            Solvency Certificate. The Company shall have delivered to the Investors a certificate of solvency, executed by a Financial Officer of the Company, in form and substance in accordance with Section 2.23.

(l)            Lien Searches. The Investors shall have received UCC and other lien searches and other evidence as requested by the Investors that no Liens exist (other than as permitted by the Indenture or as will be released on the Closing Date).

(m)            UCC Financing Statements. The Investors shall have received appropriately completed copies of UCC financing statements naming the Company and each Guarantor as of the Closing Date as a debtor and the Trustee as a secured party, or other similar instruments or documents to be filed under the UCC of the jurisdiction of organization of the Company or such Guarantor, as applicable.

(n)            Pledged Collateral. Subject to the terms of the Indenture and the Security Agreement, the Trustee shall have received any and all certificates, notes and instruments and transfer powers evidencing Pledged Securities (as defined in the Security Agreement) pledged pursuant to the Security Agreement as of the Closing Date.

(o)            No Litigation. There shall be no claim, action, suit, investigation, litigation or proceeding, pending or, to the knowledge of the Company and its Subsidiaries, threatened, in any court or before any governmental authority with respect to the Transaction Documents or any transactions contemplated thereby or hereby.

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(p)            Other Documents. The Company shall have delivered to the Investors such other documents and instruments relating to the transactions contemplated by this Agreement as the Investors or their counsel may reasonably request.

Article 5

AFFIRMATIVE COVENANTS

For so long as any Note remains outstanding, the Company shall comply (and shall cause each of its Subsidiaries to comply) with, each of the following affirmative covenants, unless, in any given instance, any such affirmative covenant is waived in writing in accordance with the terms of Section 7.8:

5.1            Board of Directors.

(a)            Following the Effective Date (as defined in the RSA), Indaba Capital Management L.P. shall have the right to identify a candidate for appointment to the Board (the “Indaba Nominee”), subject to the Company’s consent (which shall not be unreasonably withheld). The Company shall appoint the Indaba Nominee to the Board by June 15, 2023, unless prevented from doing so pursuant to applicable securities law.

(b)            Following the addition of the Indaba Nominee to the Board, the Company shall reduce the size of the Board from ten directors to nine directors (the “Board Reduction”) through the removal or resignation of one director prior to the Company’s annual shareholder meeting to be held in May 2024, provided, that neither New Director nor the Indaba Nominee shall be removed pursuant to the Board Reduction.

(c)            At such time as the Notes are no longer outstanding, Marran Ogilvie and the Indaba Nominee shall resign from the Board, unless the Company requests either to remain on the Board. Marran Ogilvie and the Indaba Nominee’s compensation will vest in full upon exit from the Board.

(d)            For so long as the Notes are outstanding, the Board shall require any director to abstain from all discussions, deliberations and votes relating to a transaction in which such director has a material interest if such transaction would require disclosure in accordance with the provisions of Item 404 of Regulation S-K promulgated under the Securities Act (an “Interested Transaction”). The approval of a majority of the disinterested directors shall be required to approve any Interested Transaction. A majority of the disinterested directors shall have the right to demand that a fairness opinion be obtained by an independent financial advisor prior to the approval of any Interested Transaction. To the extent a special committee is formed to evaluate the terms and fairness of any Interested Transaction, both of Marran Ogilvie and the Indaba Nominee shall be appointed to such committee, unless such designee(s) shall have a material interest in such transaction.

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5.2            Preemptive Rights.

(a)            In the event of any offering or other issuance of New Debt (as defined below) by the Company, each Investor holding at least $1,000,000 of Notes (each an “Eligible Investor”), shall have the right to purchase or participate in a percentage of the New Debt being offered that is equal to the percentage that the outstanding Notes owned by such Eligible Investor bears to the outstanding Notes owned by all Eligible Investors. An Eligible Investor shall be deemed to have waived its rights under this Section 5.2 if such Investor shall have not delivered to the Company its written election to purchase such securities within thirty (30) days of receipt of the Company’s notice of such offering or issuance describing the material terms thereof (such thirty (30) day period, the “Offer Period”).

If any Eligible Investor fails to exercise its purchase or participation right pursuant to this Section 5.2, then each Eligible Investor exercising its purchase or participation right pursuant to this Section 5.2 shall have the right to purchase or participate in its pro rata share (calculated based on the proportion that the principal amount of Notes owned by such participating Eligible Investor bears to the principal amount of Notes owned by all exercising Eligible Investors) of the New Debt as to which such Eligible Investor failed to exercise such right. To the extent that there remains any portion of the proposed New Debt as to which Eligible Investors have not exercised their rights pursuant to this Section 5.2, then the Company shall have the right, until the expiration of one hundred eighty (180) days commencing upon the expiration of the Offer Period, to issue such New Debt to one or more Affiliates on terms no more favorable to the purchasers or participators thereof than the terms specified in the Company’s notice of such offering to the Investors, after which the terms of this Section 5.2 shall again apply to the Company’s offering or issuance of such New Debt.

(b)            For purposes of this Agreement, the term “New Debt” shall mean debt securities, notes, loans or other rights or instruments (whether or not convertible into equity of the Company) that represent Indebtedness (as defined in the Indenture) of the Company or any of its Subsidiaries that is proposed to be issued to any Affiliate of the Company, including the Schuler Parties.

5.3            Use of Proceeds. The Company will use the net proceeds from the sale of the Notes to (a) pay costs related to the transactions contemplated in the Transaction Documents and (b) fund working capital for general corporate purposes.

5.4            Disclosure. Promptly after the Closing, the Company shall file a Current Report on Form 8-K disclosing the consummation of the transactions contemplated by the Transaction Documents and the other transactions contemplated by the RSA and any information that the Company believes constitutes or might constitute material, non-public information that has been provided to any Investor between the date of this Agreement and the Closing by or on behalf of the Company. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.

5.5            [Reserved]

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5.6            Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, not less than the number of shares of Common Stock issuable upon full conversion of the Notes.

5.7            [Reserved]

5.8            Listing. The Company shall promptly secure the listing of all Note Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance). Except as would result in a Make-Whole Fundamental Change (as defined in the Indenture), the Company shall maintain such listing of all such Note Shares from time to time issuable under the terms of the Transaction Documents and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Nasdaq Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.8.

5.9            Compliance With Laws, Contracts and Governing Documents. The Company and its Subsidiaries shall at all times be in compliance in all material respects with (i) the applicable laws wherever its business is located, including, without limitation, the FCPA; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the Anti-Money Laundering/OFAC Laws, (ii) the provisions of its Governing Documents and (iii) all material agreements and instruments by which the Company, its Subsidiaries or any of their properties may be bound.

5.10            State Securities Laws (“Blue Sky”). The Notes are being offered and sold for investment only pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. The Company shall, on or before the Closing Date, take such actions in order to make certain that the offer, exchange and sale of the Notes will not result in a violation of the Securities Act or of the securities laws of any state or of any other jurisdiction, and shall provide evidence of any such action (including, without limitation, providing evidence of qualification, filings, or availability of self-executing exemptions) to the Investors on or before the Closing Date.

5.11            Acknowledgement and Undertaking. The Company agrees and acknowledges that the disposition of the Notes upon the conversion thereof, any acquisition of Common Stock upon conversion of the Notes, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto are intended to be exempt from Section 16(b) of the Exchange Act pursuant to one or more rules promulgated thereunder (including Rule 16b-3 under the Exchange Act), applicable law and the Commission’s releases and interpretations, and the Company will, and will cause its successors and assigns to, from time to time as and when requested by any Investor, adopt appropriate resolutions of the Board of the Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, execute and deliver or cause to be executed and delivered, to the extent it may lawfully do so, all such documents and instruments (including any such resolutions of the Board of Directors or such committee thereof) and take, or cause to be taken, to the extent it may lawfully do so, all such further actions as any Investor may reasonably deem necessary and desirable, in each case to facilitate and effect any such exemption.

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5.12         Notices. From the date hereof until the Closing Date:

(a)            the Company will promptly (but in any event within two (2) Business Days after obtaining knowledge thereof) notify the Investors in writing of the occurrence of any facts or circumstances that would constitute an Event of Default under the Old Notes or the New Notes; and

(b)            the Company shall promptly (but in any event within three (3) Business Days) disclose in writing to the Investors of any matter known to them that has resulted in a Material Adverse Change.

Notices required to be delivered pursuant to the terms of this Section 5.12 (to the extent the information to be contained in any such notices is included in materials otherwise filed with the Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Company posts such materials, or provides a link thereto, on the Company’s website on the Internet at the Company’s website address; provided, however, the Company shall promptly notify the Investors in writing of the posting of any such materials.

5.13            New Securities Purchase Agreement. The Company shall consummate the New Securities Purchase Agreement (as defined in the RSA) with the Jack W. Schuler Living Trust no later than December 15, 2023, unless such date is amended by the written consent of the Majority Investors.

5.14            DTC. After the Resale Restriction Termination Date (as defined in the Indenture), the Company will use commercially reasonable efforts to make the Notes issued pursuant to this Agreement eligible for holding through the Depository Trust Company in the form of Global Notes (as defined in the Indenture) under the same CUSIP as the Notes issued pursuant to the Exchange Agreement.

Article 6

[RESERVED]

Article 7

MISCELLANEOUS

7.1            Definitions. As used herein, the following terms shall have the respective meanings set forth below or provided for in the section of this Agreement referred to below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)           “Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns (on a fully diluted basis) ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of indebtedness or equity securities, by contract or otherwise.

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(b)           “Affiliate Transaction” shall mean any transaction, agreement or arrangement between and among (i) the Company or any Subsidiary, on the one hand, and (ii) any Affiliate of the Company or any Subsidiary or any manager, member, shareholder, officer, director or employee of the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary, on the other hand; provided, however, that Affiliate Transactions shall not include the transactions effected pursuant to any Transaction Document.

(c)           “Collateral” shall have the meaning set forth in the Indenture.

(d)           “Financial Officer” means a chief financial officer, chief accounting officer, treasurer, controller or assistant controller or other officer reasonable acceptable to Investors.

(e)           “Governing Documents” shall mean (i) the certificate of incorporation, certificate of formation, or similar charter document and (ii) the bylaws, operating agreement, or similar organizational document of the Company or its Subsidiaries, as applicable, as amended to date.

(f)            “knowledge” shall mean, and shall for all purposes be construed as, the collective knowledge of the directors and officers of the Company after reasonable investigation.

(g)           “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, priority, security interest, lien (statutory or otherwise), claim or encumbrance, or preference, priority or other security arrangement held or asserted in respect of any asset, contractual deposit arrangement, whether imposed by statute or otherwise, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) and any contingent or other agreement to provide any of the foregoing or any other type of preferential arrangement for the purpose, or having the effect of, protecting a creditor against loss or securing the payment or performance of any obligation.

(h)           “Majority Investors” means the Investors owning at least a majority of the principal amount of the Old Notes as of the date of this Agreement.

(i)            “Material Adverse Effect” shall have the meaning set forth in the Security Agreement.

(j)            “Obligations” shall mean all debts, liabilities, obligations, covenants and duties of the Company and its Subsidiaries arising out of the Transaction Documents or otherwise with respect to or arising out of or relating to any Note, whether direct or indirect, absolute or contingent, due or to be come due, now existing or hereafter arising.

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(k)           “Old Notes” shall mean the Company’s 2.50% senior convertible notes due 2023

(l)            “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m)          “Preferred Stock” means shares of the Company’s Preferred Stock, par value $0.001 per share.

(n)           “RSA” means that certain Restructuring Support Agreement, dated as of April 21, 2023, by and among the Company and certain of its debt holders and equity holders party thereto.

(o)           “Schuler Parties” means, collectively, the Jack W. Schuler Living Trust, the Tanya Eva Schuler Trust, the Theresa Heidi Schuler Trust and the Schuler Grandchildren LLC.

(p)           “Stockholder Approval” means, (a) the approval of the stockholders of the Company to increase the number of authorized shares of Common Stock to 450,000,000 and to effect a reverse stock split of the Common Stock at a ratio ranging from any whole number between and including 1-for-5 and 1-for-30, with the exact ratio within such range to be determined at the discretion of the Board and (b) if and as required by the rules of the Nasdaq Stock Market (including, without limitation, pursuant to Rule 5635 of the Nasdaq Stock Market), the approval of the stockholders of the Company in accordance with the requirements of such rules as may be necessary to (i) permit the conversion of all the Notes into shares of Common Stock, and (ii) permit the exercise of preemptive rights pursuant to Section 5.2. For the avoidance of doubt, any such required stockholder approval need not be effected at a meeting of stockholders and may instead, if otherwise permitted pursuant to federal securities laws and regulations, the Charter and By-laws, and the rules of the Nasdaq Stock Market, be effected by written consent in lieu of a meeting.

(q)           “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which 50% or more of the total voting power of equity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such equity is owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

7.2            Expenses.

(a)            The Company will pay expenses of the Investors as set forth in the RSA.

(b)            The Company further agrees that it will pay, and will save the Investors, the directors, officers, employees, trustees, agents, investment advisors, auditors, investment managers, equity holders, partners, controlling persons, financing sources, collateral managers, servicers and counsel of each Investor and their respective Affiliates (collectively, the “Indemnitees”) harmless from, any and all liabilities, costs and expenses incurred by such Indemnitees to the extent arising from any breach by the Company of any of the representations or warranties of the Company set forth herein or of any of the terms hereof or any of the other Transaction Documents, provided that the Company shall not have any obligation hereunder to an indemnity to any Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgement of a court of competent jurisdiction.

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7.3            Remedies. In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement or any other Transaction Documents shall have been breached by a party, the other parties may proceed to protect and enforce their respective rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or any of the other Transaction Documents, and may exercise all remedies under the Notes. Each party hereto hereby acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each party agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

7.4            Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

7.5            Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investors and their respective successors and permitted assigns. The Company may not assign or transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Majority Investors. For the avoidance of doubt, any Investor may transfer the Notes and the Note Shares to the fullest extent permitted by Applicable Law.

7.6            Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto (including the other Transaction Documents) which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

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7.7            Notices.

(a)            Notices Generally. All notices, requests, demands, claims, consents and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (i) personally delivered, (ii) sent by email, (iii) sent by nationally-recognized overnight courier guaranteeing next business day delivery or (iv) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

(i)	if to the Company, to:

Accelerate Diagnostics, Inc.
3950 S. Country Club Road, Suite 470

Tuscon, AZ 85714
Attention: Jack Phillips, Chief Executive Officer; David B. Patience,
Chief Financial Officer; Christopher Simon, Controller
Email: jphillips@axdx.com; dpatience@axdx.com;
csimon@axdx.com

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention: Thomas R. Califano, William E. Curtin,
Robert Mandell, Jackson T. Garvey
E-mail addresses: tom.califano@sidley.com;
wcurtin@sidley.com; rmandell@sidley.com; jgarvey@sidley.com

and

(ii)	if to the Investors, to the addresses set forth on the signature page hereto with a copy to:

Gibson, Dunn & Crutcher LLP
555 Mission St., Suite 3000
San Francisco, CA 94105
Attention: Stewart McDowell
Email: smcdowell@gibsondunn.com
Fax: (415) 374-8461

and:

Gibson, Dunn & Crutcher LLP
333 S. Grand Ave.
Los Angeles, CA 90071
Attention: Michael S. Neumeister
Email: mneumeister@gibsondunn.com
Fax: (213) 229-6006

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) when delivered, if personally delivered, (B) when sent, if sent by email on a business day (or, if not sent on a business day, on the next business day after the date sent by email), (C) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (D) on the fifth (5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

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7.8            Amendments, Modifications, Terminations and Waivers. The terms and provisions of this Agreement may not be modified, amended or terminated, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Majority Investors. The Notes, the Indenture and the Security Agreement may be modified, amended or terminated as set forth in the Indenture and the Security Agreement, respectively.

7.9            Governing Law; Waiver of Jury Trial.

(a)            All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)            THE COMPANY AND EACH INVESTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS EXCEPT TO THE EXTENT NECESSARY TO ENFORCE RIGHTS AGAINST THE COLLATERAL. THE COMPANY AND EACH INVESTOR HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. THE COMPANY AND EACH INVESTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(c)            THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE COMPANY AND EACH INVESTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EACH INVESTOR WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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7.10            No Third Party Reliance. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Investors to enter into this Agreement and the other Transaction Documents (and the Company acknowledges that the Investors have expressly relied thereon) and (b) are solely for the benefit of the Investors. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any holder thereof other than the Investors shall be a third-party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Investors or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

7.11            Publicity. Neither the Investors nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby, including pursuant to Section 2.22 and Section 5.4, unless such press release or public disclosure is approved by the Majority Investors and the Company (such approvals not to be unreasonably withheld or delayed) in advance. Notwithstanding the foregoing, the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable.

7.12            Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.13            Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The annexes, exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.

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7.14            Construction. The Company and the Investors acknowledge that the Company and its independent counsel and the Investors and their independent counsel have jointly reviewed and drafted this document, and agree that any rule of construction and interpretation to the effect that drafting ambiguities are to be resolved against the drafting party shall not be employed.

7.15            Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Counterpart signatures to this Agreement delivered by facsimile or other electronic transmission shall be acceptable and binding.

7.16            Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.17            Specific Performance. The Company acknowledges and agrees that a breach of any of the terms contained in this Agreement will cause irreparable injury to the Investors and that the Investors have no adequate remedy at law in respect of such breaches and therefore agrees that the obligations of the Company contained in this Agreement shall be specifically enforceable against the Company.

[Remainder of page intentionally left blank]

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IN WITNESS- WHEREOF, each of the undersigned has duly executed this Note Purchase Agreement as of the date first above written above.

COMPANY:

Accelerate Diagnostics, Inc.

By:	/s/ Jack Phillips
Name: Jack Phillips
Title: Chief Executive Officer

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note Purchase Agreement as of the date first above written above.

INVESTOR:

Indaba Capital Funds, L.P.

By:	/s/ Derek Schrier
Name: Derek Schrier
Title: CIO and Partner

Address for Notice:

Indaba Capital Fund, L.P.
1 Letterman Drive, Building D, Suite DM700
San Francisco, CA USA 94129
Email: derek@indabacapital.com

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note Purchase Agreement as of the date first above written above.

INVESTOR:

RBC CMA LLC

By:	/s/ Sean Stanzak
Name: Sean Stanzak
Title: Managing Director

Address for Notice:

200 Versey St
New York, NY, USA 10281
Email: sean.stanzak@rbccm.com

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note Purchase Agreement as of the date first above written above.

INVESTOR:

Chicago Venture Partners, LP

By:	/s/ John M. Fife
Name: John M. Fife
Title: President

Address for Notice:

303 East Wacker Drive, Suite 1040
Chicago, IL, USA 60601
Emails: jfife@chicagoventure.com;
cstalcup@chicagoventure.com

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note Purchase Agreement as of the date first above written above.

INVESTOR:

Wolverine Flagship Fund Trading Limited

By:	/s/ Kenneth L. Nadel
Name: Kenneth L. Nadel
Title: Authorized Signatory

Address for Notice:

175 W. Jackson Blvd, Suite 340
Chicago, IL, USA 60604
Emails: notices@wolvefunds.com

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note Purchase Agreement as of the date first above written above.

INVESTOR:

Pender Corporate Bond Fund

By:	/s/ Gina Jones
Name: Gina Jones
Title: Chief Financial Officer

Address for Notice:

PenderFund Capital Management Ltd.
1830-1066 W Hastings St.
Vancouver, BC, Canada V6E 3X2
Emails: bondfund@penderfund.com;
pgarg@penderfund.com;
gcastle@penderfund.com; gjones@penderfund.com

Signature Page to Note Purchase Agreement

Annex I

Investors

[This annex has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to provide this exhibit to the Securities and Exchange Commission upon request.]

Exhibit A

Form of Indenture

[See Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2023.]

Exhibit B

Form of Security Agreement

[See Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2023.]